                                                                   EXHIBIT T3C.3

                               SECURITY AGREEMENT

         SECURITY AGREEMENT (this "Agreement"), dated September ____, 2004 made by CONTINENTAL GLOBAL GROUP, INC., a Delaware corporation ("Continental Global"), CONTINENTAL CONVEYOR & EQUIPMENT COMPANY, a Delaware corporation ("Continental Conveyor"), and GOODMAN CONVEYOR COMPANY, a Delaware corporation ("Goodman," and together with Continental Global and Continental Conveyor, the "Grantors"), and WELLS FARGO BANK, N.A., as trustee (the "Trustee") for the holders (the "Holders") of the Senior Secured Notes (as defined below)

                                   WITNESSETH:

         WHEREAS, simultaneously herewith, Continental Global has entered into an Indenture, dated as of September __, 2004 (as the same may be amended, restated or otherwise modified from time to time, the "Indenture"), pursuant to which Continental Global issued $65,000,000 in aggregate principal amount of 9% Series A Senior Secured Notes due 2008 (the "Series A Notes") and $10,000,000 in aggregate principal amount of 13% Series B Senior Secured Notes due 2008 (the "Series B Notes" and together with the Series A Notes, the "Senior Secured Notes");

         WHEREAS, Continental Conveyor and Goodman are parties to the Indenture as Subsidiary Guarantors (as defined in the Indenture) and have unconditionally guaranteed the payment of principal, premium, if any, and interest on the Senior Secured Notes and other amounts payable under the Indenture when due;

         WHEREAS, to secure payment and performance of their respective obligations under the Indenture and the Senior Secured Notes, each of the Grantors have agreed to execute and deliver to the Trustee a security agreement providing for the grant to the Trustee for the benefit of the Holders of a security interest in substantially all personal property of such Grantor;

         WHEREAS, the Senior Secured Note are being issued in exchange for Continental Global's 11% Senior Notes due 2007, which notes have been guaranteed by the other Grantors; and

         WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor;

                  NOW, THEREFORE, in consideration of these premises, the foregoing recitals (which are incorporated herein by reference) and the terms and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1. Definitions.

                  (a) Reference is hereby made to the Indenture for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Indenture or in Article 9 of the Uniform Commercial Code (the "Code") as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Trustee may otherwise determine.

                  (b) The following terms shall have the respective meanings provided for in the Code: "Accounts", "Cash Proceeds", "Chattel Paper", "Commercial Tort Claim", "Commodity Account", "Commodity Contracts", "Deposit Account", "Documents", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Rights", "Noncash Proceeds", "Payment Intangibles", "Proceeds", "Promissory Notes", "Record", "Security Account", "Software", and "Supporting Secured Obligations".

                  (c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

         "Collateral" means the following assets and real and personal property of the Grantors (whether described herein or in any other Collateral Documents) including without limitation the following, whether now existing or hereafter arising, in which Grantors now have or may hereafter acquire any interest (including but not limited to any leasehold interest), wherever the same may be located and, except as otherwise provided below, as to which security interests may be perfected by the filing of financing statements:

         (a) all Accounts, Inventory, Goods, Equipment, and Fixtures;

         (b) all bank or other Deposit Accounts, Securities Accounts or Commodities Accounts owned by or maintained by or on behalf of Grantors in which Bank One, N.A. has a perfected security interest, and all present and future funds on deposit therein;

         (c) all Instruments, Documents, Chattel Paper and Investment Property owned by or maintained by or on behalf of Grantors to the extent that a security interest in the same may be perfected by filing or as to which Bank One, N.A. has a perfected security interest by possession or other means;

         (d) all substitutes and replacements for, accessions, attachments, and other additions to, and tools, parts, and equipment used in connection with any of the above;

         (e) all returned or repossessed Inventory, Goods, Equipment and/or Fixtures arising from or relating to any Accounts;

         (f) all real property owned in fee and all improvements thereon, the security interest in which shall be secured by duly recorded mortgages;

         (g) to the extent not listed above as original collateral, all products, proceeds and insurance proceeds of any and all of the foregoing

         (h) all Commercial Tort Claims listed on Schedule VI hereto; and

         (i) all recorded data of any type, including ledger sheets, customer lists, credit files, files, records, documents, and instruments (including, but not limited to, computer programs, printouts, tapes and related electronic media and data processing software) evidencing an interest in or relating to the above, and any General Intangibles at any time evidencing or relating to any of the foregoing.

Notwithstanding the foregoing, the term "Collateral" does not include any of the foregoing assets located at, or owned by, the Grantors' non-US Subsidiaries.

                  "Collateral Documents" means, collectively, this Agreement, any other security agreements, the Mortgages, and any other documents granting a Lien upon the Collateral and/or Real Property as security for payment of the Secured Obligations.

                   "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date hereof , by and among Continental Conveyor, Goodman, Trustee and Bank One, NA, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Mortgages" means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Holder on real Property of a Loan Party, including any amendment, modification or supplement thereto.

                  SECTION 2. Grant of Security Interest. To secure the prompt payment and performance of the Secured Obligations, each Grantor hereby grants to Trustee a continuing security interest in and to all of the:

         (a) Collateral;

         (b) All accessions to, substitutions for and all replacements, products and proceeds of any Collateral, including, without limitation, proceeds of insurance policies insuring any portion of the Collateral; and

         (c) All books, records and other property (including without limitation, credit files, programs, printouts and other materials and records) of such Borrower pertaining to any of the property described in Subsections (a),
(b) or (c) above. It is acknowledged and agreed that the Secured Obligations (as defined below) shall be secured by a second priority lien on and security interest in the Collateral, which lien and security interest shall be junior and subordinate only to the lien and security interest of Bank One, NA (and its successors and assigns) in accordance with the Intercreditor Agreement.

         SECTION 3. Security for Secured Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Secured Obligations"):

         (a) the prompt payment by each Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Indenture, the Collateral Documents and the Senior Secured Notes (together, the "Loan Documents"), including, without limitation, (i) all principal of and interest on the Senior Secured Notes (including, without limitation, all interest that accrues after the commencement of any insolvency or bankruptcy proceeding of any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such proceeding), (ii) in the case of a Subsidiary Guarantor, all amounts from time to time owing by such Grantor in respect of its guaranty made pursuant to Article X of the Indenture or under any other Guaranty to which it is a party, including all obligations guaranteed by such Grantor and (iii) all fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document; and

         (b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of the Loan Documents.

         SECTION 4. Representations and Warranties. Each Grantor jointly and severally represents and warrants as follows:

         (a) Schedule I hereto sets forth (i) the exact legal name of each Grantor, (ii) the jurisdiction of organization of each Grantor, and (iii) the organizational identification number of each Grantor or states that no such organizational identification number exists.

         (b) Each Grantor (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization as set forth on
Schedule I hereto and (ii) has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby.

         (c) The execution, delivery and performance by each Grantor of this Agreement and each other Loan Document to which such Grantor is a party or will be a party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or, subject to the qualifications and limitations set forth in the Intercreditor Agreement, any contractual restriction binding on or otherwise affecting such Grantor or its properties,
(iii) except as set forth in the Loan Documents, do not and will not result in or require the creation of any Lien upon or with respect to any of its properties and (iv) subject to the qualifications and limitations set forth in the Intercreditor Agreement, do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or its operations or any of its properties.

         (d) Subject to the qualifications and limitations set forth in the Intercreditor Agreement, this Agreement is, and each other Loan Document to which any Grantor is or will be a party, when executed and delivered pursuant hereto, will be, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

         (e) There is no pending or, to the best knowledge of any Grantor, threatened action, suit, proceeding or claim affecting any Grantor or to which any of the properties of any Grantor is subject, before any governmental authority or any arbitrator, or any order, judgment or award by any governmental authority or arbitrator, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Trustee of any of its rights or remedies hereunder.

         (f) To the best of each Grantor's knowledge, all Federal, state and local tax returns and other reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of such Grantor (including, without limitation, all federal income and social security taxes on employees' wages and all sales taxes) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

         (g) Each Grantor's chief place of business and chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto. None of the Accounts is evidenced by Promissory Notes or other Instruments except for Promissory Notes evidencing aggregate indebtedness of not more than $50,000. Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of each Deposit Account, Securities Account and Commodities Account of each Grantor in which Bank One, N.A. has a perfected security interest, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account. Set forth in Schedule II hereto is (i) a complete and correct list of each trade name used by each Grantor and (ii) the name of, and each trade name used by, each Person from which such Grantor has acquired any substantial part of the Collateral within four months prior to the date hereof.

         (h) The Grantors are and will be at all times the sole and exclusive owners of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Lien, except for (i) the Lien created by this Agreement and (ii) the Permitted Liens (as such term is defined in the Indenture). No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except (A) such as may have been filed in favor of the Trustee relating to this Agreement and (B) such as may have been filed to perfect or protect any Permitted Liens.

         (i) To the best of each Grantor's knowledge, and subject to the terms of the Intercreditor Agreement and the Indenture, the exercise by the Trustee of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting any Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

         (j) To the best of each Grantor's knowledge, and subject to the terms of the Intercreditor Agreement and the Indenture, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body, or any other Person, is required for (i) the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral or (ii) the exercise by the Trustee of any of its rights and remedies hereunder, except for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto, all of which financing statements have been duly filed and are in full force and effect.

         (k) Subject to the Intercreditor Agreement, this Agreement creates in favor of the Trustee, for the benefit of the Holders and the Trustee, a legal, valid and enforceable security interest in the Collateral, as security for the Secured Obligations. The filing of the financing statements and recording of the Mortgages described in Schedule V hereto result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected security interests, subject only to the Permitted Liens and the recording of such instruments of assignment. Such recordings and filings and all other action necessary or desirable to perfect and protect such security interest have been duly taken.

         SECTION 5. Covenants as to the Collateral. So long as any of the Secured Obligations shall remain outstanding and the Indenture and the other Loan Documents shall not have expired or terminated, unless the Trustee shall otherwise consent in writing:

         (a) Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Trustee may request in order to (i) perfect and protect the security interest purported to be created hereby; (ii) subject to the Intercreditor Agreement, enable the Trustee to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) executing and filing (to the extent, if any, that such Grantor's signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Trustee may request in order to perfect and preserve the security interest purported to be created hereby, (B) furnishing to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail, (C) if any Collateral shall be in the possession of a third party, notifying such Person of the Trustee's security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Trustee, which such written acknowledgement shall be in form and substance satisfactory to the Trustee, (D) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim, immediately notifying the Trustee in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Trustee a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Trustee, and (E) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable, in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction; provided, that in no event shall any Grantor be required to take any action that would vitiate or conflict with the senior lien of Bank One, NA to the extent that any Grantor shall remain indebted to Bank One, NA (or any permitted successor or assign of Bank One, NA under the Intercreditor Agreement) as contemplated in the Intercreditor Agreement.

         (b) Condition of Equipment. Each Grantor will maintain or cause the Equipment to be maintained and preserved in good condition, repair and working order as when acquired and in accordance with any manufacturer's manual, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Trustee may request to such end.

         (c) Taxes, Etc. Each Grantor jointly and severally agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

         (d) Insurance. Each Grantor will, at its own expense, maintain insurance (including, without limitation, comprehensive general liability and property insurance) with respect to all of its properties, including, without limitation, its Equipment and Inventory in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice.

         (e) Provisions Concerning the Accounts.

             (i) No Grantor shall, without the prior written consent of the Trustee, change (A) such Grantor's name, identity or organizational structure or
(B) its jurisdiction of incorporation or (C) its chief executive office as set forth on Schedule III hereto. Each Grantor shall (x) immediately notify the Trustee upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (y) keep adequate records concerning the Accounts and permit representatives of the Trustee pursuant to the terms of the Indenture to inspect and make abstracts from such Records.

             (ii) Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, each Grantor may (and, at the Trustee's direction, will) take such action as such Grantor or the Trustee may deem necessary or advisable to enforce collection or performance of the Accounts.

         (f) Transfers and Other Liens.

             (i) Except to the extent expressly permitted by the Indenture, no Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.

             (ii) Except to the extent expressly permitted by the Indenture, no Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral.

         (g) Inspection and Reporting. Each Grantor shall permit the Trustee and the Holders, or any agents or representatives thereof or such professionals or other Persons as the Trustee or the Holders may designate at any time and from time to time during normal business hours, at the expense of the Borrower, (i) to examine and make copies of and abstracts from such Grantor's records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, notes, Accounts, Inventory and other assets of such Grantor from time to time, (iii) to conduct audits, physical counts, appraisals and/or valuations, Phase I and Phase II Environmental Site Assessments or examinations at the locations of such Grantor and (iv) to discuss such Grantor's affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives, in each case as provided in the Indenture.

         SECTION 6. Additional Provisions Concerning the Collateral.

         (a) Each Grantor hereby (i) authorizes the Trustee to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral and (ii) ratifies such authorization to the extent that the Trustee has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         (b) Subject to the Intercreditor Agreement, each Grantor hereby irrevocably appoints the Trustee as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of a Grantor under Section 5 hereof), including, without limitation, (i) to file any claims or take any action or institute any proceedings which the Trustee may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Trustee and the Holders with respect to any Collateral, and (ii) to execute assignments, licenses and other documents to enforce the rights of the Trustee and the Holders with respect to any Collateral. This power is coupled with an interest and is irrevocable until all of the Secured Obligations are indefeasibly paid in full after the termination of the Indenture and the other Loan Documents.

         (c) For the purpose of enabling the Trustee to exercise rights and remedies hereunder, at such time as the Trustee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Trustee, to the extent assignable, and subject to the Intercreditor Agreement, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any intellectual property now owned or hereafter acquired by any Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

         (d) If any Grantor fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Trustee, and the expenses of the Trustee incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 8 hereof and shall be secured by the Collateral.

         (e) The powers conferred on the Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         (f) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Trustee of any of its rights hereunder shall not release any Grantor from any of its obligations in respect of the Collateral, and (iii) the Trustee shall not have any obligation or liability by reason of this Agreement with respect to any of the other Collateral, nor shall the Trustee be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 7. Remedies Upon Default. If any Event of Default shall have occurred and be continuing, and subject to the Intercreditor Agreement:

         (a) The Trustee may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may, if an Event of Default under the Indenture exists and is continuing (i) take absolute control of the Collateral, including, without limitation, transfer into the Trustee's name or into the name of its nominee or nominees (to the extent the Trustee has not theretofore done so) and thereafter receive, for the benefit of the Trustee, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place or places to be designated by the Trustee that is reasonably convenient to both parties, and the Trustee may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Trustee's rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Trustee may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Trustee may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days' notice to a Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Trustee and the Holders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Trustee accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of the Collateral be marshalled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of the Collateral by the Trustee shall be made without warranty, (ii) the Trustee may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely effect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing, (i) upon written notice to any Grantor from the Trustee, each Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (ii) the Trustee may, at any time and from time to time, upon ten (10) days' prior notice to any Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Trustee shall in its sole discretion determine; and (iii) the Trustee may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of a Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

         (b) Any cash held by the Trustee as Collateral and all Cash Proceeds received by the Trustee in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Trustee pursuant to Section 8 hereof) in whole or in part by the Trustee against, all or any part of the Secured Obligations in such order as the Trustee shall elect, consistent with the provisions of the Indenture. Any surplus of such cash or Cash Proceeds held by the Trustee and remaining after the indefeasible payment in full of all of the Secured Obligations after the termination of the Indenture and the other Loan Documents shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

         (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Trustee and the Holders are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Trustee to collect such deficiency.

         (d) Each Grantor hereby acknowledges that if the Trustee complies with any applicable state or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely effect the commercial reasonableness of any sale or other disposition of the Collateral.

         (e) The Trustee shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Trustee's rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Trustee's rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

         SECTION 8. Indemnity and Expenses.

         (a) Each Grantor jointly and severally agrees to defend, protect, indemnify and hold the Trustee and each Holder harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, legal fees, costs, expenses, and disbursements of Trustee's and each Holder's counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Trustee's or such Holder's gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

         (b) The Grantors will upon demand pay to the Trustee the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Trustee and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Trustee), which the Trustee or such Holder may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee or such Holder hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

         SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to a Grantor, to it in care of the Borrower at its address specified in the Indenture or if to the Trustee, to it at its address specified in the Indenture; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three (3) Business Days after deposited in the mails, whichever occurs first, (b) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day; or (c) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

         SECTION 10. Security Interest Absolute. All rights of the Trustee and the Holders, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto, (b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Indenture or any other Loan Document, (c) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any of the Grantors in respect of the Secured Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.

         SECTION 11. Miscellaneous.

         (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Trustee, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No failure on the part of the Trustee to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Trustee or any Holder provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Trustee or any Holder under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, any Grantor.

         (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent any provisions of this Agreement are in conflict with any provisions of the Indenture (including provisions of the Trust Indenture Act of 1939 that are made a part thereof), the terms of the Indenture shall govern.

         (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of (A) the indefeasible payment in full of the Secured Obligations and (B) the termination of the Indenture and the other Loan Documents and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Trustee and the Holders hereunder, but subject to the Intercreditor Agreement, to the benefit of the Trustee and the Holders and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to the Grantors, the Trustee and the Holders may, subject to the terms of the Indenture and the Intercreditor Agreement, assign or otherwise transfer their rights and obligations under this Agreement and any other Loan Document, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Trustee and the Holders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Trustee or any such Holder shall mean the assignee of the Trustee or such Holder. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Trustee, and any such assignment or transfer shall be null and void.

         (e) Upon the satisfaction in full of the Secured Obligations and the termination of the Indenture and the other Loan Documents, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Grantors and (ii) the Trustee will, upon the Grantors' request and at the Grantors' expense, (A) subject to the Intercreditor Agreement, return to the Grantors such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

         (f) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         (g) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY

ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

         (h) EACH OF THE GRANTORS (AND BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT, THE AGENT) WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

         (i) Each Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address provided herein, such service to become effective ten (10) days after such mailing.

         (j) Nothing contained herein shall affect the right of the Trustee to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of any Grantor in any other jurisdiction.

         (k) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         (l) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         (m) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

         (n) All of the obligations of the Grantors hereunder are joint and several. The Trustee may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably. In addition, the Trustee may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Secured Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by the Trustee shall not release or discharge any other Grantor from the obligations of such Person hereunder.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                       GRANTORS:


                                       TRUSTEE:

                                   SCHEDULE I

          LEGAL NAMES; ORGANIZATIONAL IDENTIFICATION NUMBERS; STATES OR
                          JURISDICTION OF ORGANIZATION




                                   Sched. I-1

                                  Sched. II-1

                                  SCHEDULE III


                              LOCATIONS OF GRANTORS

LOCATION                           Description of Location (State if Location
                                   (i) contains
                                   Equipment, Fixtures,
                                   Goods or Inventory,
                                   (ii) is chief place of business and
                                   chief executive office, or
                                   (iii) contains Records concerning Accounts)




                                  Sched. III-1

                                   SCHEDULE IV

         DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS


Name and Address
of Institution
Maintaining Account            Account Number             Type of Account
-------------------            --------------             ---------------





                                   Sched. IV-1

                                   SCHEDULE V

                           UCC-1 FINANCING STATEMENTS



         UCC-1 Financing Statements have been filed in the jurisdictions below against the Grantors:

NAME OF DEBTOR                         SECRETARY OF STATE
================================================================================


SCHEDULE VI



COMMERCIAL TORT CLAIMS